IRWIN FINANCIAL CORPORATION

    1999 OUTSIDE DIRECTOR RESTRICTED STOCK COMPENSATION PLAN


1. Purpose. The purpose of this Plan is to encourage ownership of the Common Shares of Irwin Financial Corporation by Outside Directors of the Corporation and its subsidiary companies in order to provide Outside Directors with a more direct and proprietary interest in the welfare and success of the Company and to encourage their continuation as directors. The Plan is further intended to increase the incentive to promote the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-term plans and objectives of the Company, thereby furthering and securing the Company's continued growth and financial success.

2. Definitions. The following terms shall have the meanings hereinafter set forth:

     (a) "Affiliate" means a corporation that is a parent or subsidiary corporation of the Company.

     (b) "Board of Directors" means the board of directors of the Company as it shall exist from time to time.

     (c)  "Common Shares" means the Common Shares of the Company.

     (d) "Company" means Irwin Financial Corporation, an Indiana corporation.

     (e)  "Director Fees" means the amounts payable to an Outside
       Director for Retainer Fees and/or Meeting Fees.

     (f)   "Meeting Fees" means the amounts payable to an Outside
       Director for his or her attendance at meetings of the Board of Directors or of committees of the Board of Directors.

     (g) "Election" means an election by an Outside Director to receive Common Shares in payment for Meeting Fees and/or Retainer Fees in accordance with the terms of this Plan.

     (h) "Market Value" means the closing price of the Common Shares on the last trading day prior to the effective date of an Election, or on such other date as may be designated by the Plan Committee, as reported by the National Association of Securities Dealers, Inc. or, if not so reported, by such other source as the Plan Committee shall designate.

     (i) "Outside Director" means any director of the Company or an Affiliate who is not employed by the Company or any Affiliate in any capacity.

     (j) "Plan" means this Irwin Financial Corporation 1999 Outside Director Restricted Stock Compensation Plan.

     (k) "Plan Committee" means the individual or group of individuals appointed by the Board of Directors as the committee responsible for administration of the Plan.

     (l) "Plan Year" means the twelve month period commencing on January 1 and ending on December 31 of each year or such other dates as may be established by the Plan Committee from time to time.

     (m)   "Retainer Fees" means the amount payable to an Outside
        Director for service as a director of the Company for a fixed period of time.

     (n)  "Secretary" means the Secretary of the Company.

3. Administration. The Plan shall be administered by the Plan Committee. The Plan Committee shall have the power to interpret and construe the provisions of the Plan, and its interpretations and constructions shall be final and binding. The Plan Committee may prescribe, amend and rescind rules and regulations relative to the Plan or its construction or interpretation. The initial Plan Committee shall have one member, who shall be the Secretary. The Plan Committee shall not be liable for any action or determination made in good faith.

4. Participation. All persons who are Outside Directors shall be eligible to participate in the Plan.

5. Shares. The shares to be issued pursuant to the Plan shall be the Company's authorized but unissued, or reacquired, Common Shares. The total number of the Common Shares that may be issued under the Plan shall not exceed one hundred thousand (100,000) shares in the aggregate, subject to adjustment in accordance with the provisions set forth in paragraph 6(e) hereof. In the event any Common Shares represented by certificates held by the Secretary pursuant to the Plan revert to the Company for any reason during the term of this Plan, those Common Shares may again be issued under the Plan. During the term of the Plan, the Company shall reserve and keep available a sufficient number of Common Shares to satisfy its obligations hereunder.

6. Operation of the Plan. The Plan shall operate in accordance with and subject to the following terms and conditions:


     (a) Election to Receive Common Shares. Unless an Election is made, Director Fees shall be paid in United States dollars. An Election may be made with respect to
          Retainer Fees or Meeting Fees, or both. Except as provided herein with respect to calendar year 1999 and with respect to an Election relating to the calendar year in which a person is first elected as an Outside Director, each Election shall be effective for not less than one calendar year but may be made for additional calendar years subject to any limitation that may be imposed by the Plan Committee at the time an Election is made. In order to make an Election, an Outside Director must deliver a written Election form to the Plan Committee (i) within thirty (30) days following the effective date of the Plan (to be effective as of July 1, 1999) with respect to the Plan Year ending December 31, 1999, (ii) within thirty (30) days following the date of his or her first election as an Outside Director, or (iii) at least thirty (30) days prior to the first day of each Plan Year thereafter, specifying the Plan Year(s) covered by the Election. Elections, when made, are irrevocable.

          (b) Determination of Number of Common Shares. The number of Common Shares to be issued to an Outside Director pursuant to an Election shall be the largest number of whole shares resulting from the division of
          (i) the dollar amount of the Director Fees covered by the Election by (ii) the Market Value of one Common Share. No fractional shares shall be issued under the Plan and cash shall be paid in lieu thereof based upon the Market Value of one Common Share. For purposes of this paragraph, the dollar amount of Retainer Fees subject to an Election covering more than one Plan Year shall be an amount equal to the Retainer Fees established for the first Plan Year to which the Election applies, multiplied by the total number of Plan Years covered by the Election. If Retainer Fees are increased in subsequent Plan Years to which an Election applies, the Company shall issue additional Common Shares with respect to the increase in Retainer Fees in accordance with the formula contained in the paragraph, and based upon the Market Value of Common Shares on the effective date of the increase in Retainer Fees.

      (c)   Issuance  of  Certificates and  Delivery  to  Outside
Director.

          (i) As soon as practicable after the first day of the first Plan Year covered by an Election with respect to Retainer Fees, the Plan Committee shall cause the Company to issue a share certificate, in the name of each Outside Director making an Election with respect to Retainer Fees, for that number of Common Shares, determined in the manner provided in this Plan, issuable with respect to all Plan Years covered by the Election. The rights of the Outside Directors with respect to Common Shares issued in payment for Retainer Fees shall vest as of the last day of each Plan Year covered by an Election.

          (ii) As soon as practicable after the last day of each calendar quarter of each Plan Year, the Plan Committee shall cause the Company to issue, in the name of each Outside Director making an Election with respect to Meeting Fees payable for that calendar quarter, a share certificate with respect to the number of Common Shares determined in the manner provided in this Plan.

          (iii) Each share certificate issued pursuant to paragraph 6(c)(i) or (ii) shall be delivered to the Secretary, who shall hold the share certificate(s) for the benefit of the Outside Director until the expiration of a period of one year following the last date covered by the Election pursuant to which the Common Shares were issued, or until such earlier date as the Committee may determine in its discretion, at which time the Secretary shall promptly deliver to the Outside Director the certificate(s) representing the Common Shares to which the Outside Director is entitled.

          (iv) If requested by an Outside Director at the time an Election is made, share certificate(s) may be issued jointly to the Outside Director and any other person or persons.

          (v) An Outside Director may elect to defer delivery of share certificates until the expiration of the last Plan Year covered by an Election. An election made pursuant to this subparagraph shall be irrevocable.

(d)  Forfeiture of Shares Issued in Payment for Retainer Fees. If
     an Outside Director does not continue to serve as an Outside Director for the entirety of each Plan Year covered by an Election with respect to Retainer Fees, the Outside Director shall forfeit that number of Common Shares to be issued with respect to Retainer Fees for that Plan Year in the same proportion that the number of full months of the Plan Year for which the Outside Director did not serve bears to 12; for example, if the Outside Director ceases to serve on August 15, and there were 120 Common Shares to be issued to him or her with respect to that Plan Year, he or she would forfeit 30 of those Common Shares. In the event that the cessation of service is the result of the death, disability or retirement of the Outside Director, the Committee may waive the provisions of this subsection, with the result that the Outside Director may receive the Common Shares to be issued with respect to Retainer Fees for the Plan Year in which the cessation of service occurs. Any Common Shares forfeited in accordance with this paragraph shall immediately revert to the Company. Any waiver of the provisions
     of  this subsection granted by the Committee shall  not   be
     affected by the subsequent death or disability of the Outside
     Director.

(e)  Recapitalization.   The aggregate number  of  Common  Shares
     which may be issued hereunder, and the number of Common Shares subject to each outstanding Election, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares of the Company or any other capital adjustment of the Company, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Company.

(f) Nonassignability. No right to receive shares pursuant to an Election shall be assignable or transferable except by will or under the laws of descent and distribution.

(g) Issuance of Shares and Compliance with Securities Laws. The Company may postpone the issuance and/or delivery of certificates representing Common Shares until (i) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed or the admission of such shares for quotation in any automated inter-dealer quotation system in which such shares are then quoted and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation or the rules and regulations of any exchange upon which the Common Shares are traded as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete. Any person acquiring Common Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts. Certificates representing Common Shares issued pursuant to the Plan may bear such legends or other statements concerning restrictions on the transferability of the shares as the Company may determine to be necessary or advisable to comply with applicable securities laws.

(h)  Rights as a Shareholder.

     (i)   An  Outside  Director  shall  have  no  rights  as   a
     shareholder with respect to Common Shares subject to an Election until the date of issuance of a certificate representing those shares. Upon the issuance of a certificate, the shares represented thereby shall be fully paid and nonassessable Common Shares of the Company, the Outside Director shall have the power to vote those Common Shares on all matters presented to a vote of the shareholders of the Company and shall be entitled to receive all dividends and other distributions declared or paid by the Company with respect thereto. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

     (ii) An Outside Director shall have no right to sell, convey, transfer, mortgage, pledge, hypothecate, encumber or otherwise dispose of any Common Shares issued pursuant to the Plan during the time the certificates representing Common Shares are held by the Secretary, other than for transactions between the Outside Director and the Company or any director of the Company or an Affiliate.

7. Term of Plan. If approved by the holders of majority of the issued and outstanding Common Shares voting in person or by proxy at the 1999 Annual Meeting of Shareholders of the Company, the Plan shall become effective on July 1, 1999. The Plan shall terminate on December 31, 2009, or on such earlier date as the Board of Directors may determine. No Common Shares shall be issued under the Plan after the termination date.

8. Amendment of the Plan. The Board of Directors, except any members participating in the Plan, may from time to time, alter, amend, suspend or discontinue the Plan with respect to any Common
Shares for which certificates have not been issued.

9. No Right to Reelection as a Director. Neither the adoption of the Plan, the issuance of any Common Shares hereunder, nor any other action taken relating to the Plan shall impose any obligation on the Company or any Affiliate or the Board of Directors thereof to nominate any Outside Director for reelection as a director by the shareholders of the Company or any Affiliate.

10. Withholdings. The Company shall have the right to require an Outside Director to remit to the Company amounts sufficient to satisfy any applicable withholding requirements set forth in the Internal Revenue Code of 1986, as amended, or under state or local law relating to Common Shares issued to that Outside
Director. The Company shall have the right, to the extent permitted by law, to deduct from any payment of any kind otherwise due to an Outside Director who receives Common Shares under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of those Common Shares. An Outside Director may elect to reduce the number of Common Shares to be received by him under the Plan in order to satisfy any federal, state or local withholding obligation.